UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2008, Digital Realty Trust, Inc. (the “Company”) and Digital Realty Trust, L.P. entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offer and sale by the Company of 12,000,000 shares of the Company’s 5.500% series D cumulative convertible preferred stock, par value $0.01 per share, and the granting of an over-allotment option for an additional 1,800,000 shares of 5.500% series D cumulative convertible preferred stock to the Underwriters. The shares of 5.500% series D cumulative convertible preferred stock are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-132980). The offering, including the sale of the over-allotment option shares, is scheduled to close on February 6, 2008, subject to specified closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 31, 2008, among Digital Realty Trust, Inc., Digital Realty Trust, L.P., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

Date: February 5, 2008

EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 31, 2008, among Digital Realty Trust, Inc., Digital Realty Trust, L.P., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.